Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statements (Form S-3 Nos. 333-75040, 333-183017, 333-120947, 333-139124, 333-141161, 333-160404 and 333-183017),
2.	Registration Statement (Form S-8 No. 333-125971) pertaining to the ANADIGICS, Inc. 2005 Long-Term Incentive and Share Award Plan and the Amended and Restated Employee Stock Purchase Plan,
3.

Registration Statements (Form S-8 Nos. 333-151293 and 333-172129) pertaining to the ANADIGICS, Inc. Amended and Restated Employee Stock Purchase Plan and the Amended and Restated 2005 Long-Term Incentive and Share Award Plan;

4.	Registration Statement (Form S-8 No. 333-205145) pertaining to the ANADIGICS, Inc. 2016 Employee Stock Purchase Plan and 2015 Long Term Incentive and Share Award Plan,

of our report dated March 6, 2015, (except for the third, fourth, fifth, and sixth paragraphs of Note 1, as to which the date is August 26, 2015) with respect to the consolidated financial statements and schedule of ANADIGICS, Inc. and our report dated March 6, 2015 with respect to the effectiveness of internal control over financial reporting of ANADIGICS, Inc. for the year ended December 31, 2014 included in this Current Report on Form 8-K.

/s/ Ernst & Young

Metro Park, New Jersey

August 26, 2015